Exhibit 4.28

Schedule of Material Differences between:

•             Cooperation Agreement, dated  as of February 14, 2011, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. filed as Exhibit 10.25 to Registration on Form F-1 (File No. 333-173666) (“Cooperation Agreement  2011”),

•             Cooperation Agreement, dated as of July 8, 2012, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2012 (“Cooperation Agreement 2012”), and

•             Cooperation Agreement, dated as of April 24, 2013, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2013 (“Cooperation Agreement 2013”).

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012	Cooperation Agreement 2013

Article 1. Content of Cooperation — Section 1.1

“Party B agrees to produce solely for Party A three kinds of multimedia message products namely ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on a daily basis (excluding Saturday), one

‘GoTone Phoenix Weekly’ message will be transmitted on each Saturday, and three ‘Phoenix Express’ messages will be transmitted irregularly in each month.”

“Party B agrees to produce solely for Party A two kinds of multimedia message products namely ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on Monday, Wednesday, and Saturday each, two ‘GoTone phoenix Weekly’ message will be transmitted on a daily basis.”

N/A — This article remains the same as Cooperation Agreement 2012

Article 1. Content of Cooperation — Section 1.2

“Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

If changes to such multimedia message products are required, which changes include but not limited to changes to the title, content and delivery frequency of such multimedia message products, such changes may be carried out upon mutual agreement and written confirmation of the Parties.

Party B covenants that it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A.”

“ Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

Party B covenants that it will, by July 1, 2012, based on the need of Party A’s clients, enrich the contents of the multimedia messaging products, increase information regarding technology, terminal, finance management and real estate, and adjust the frequency of transmission based on Party A’s need, as well as extend the its promotion effort.

Party B covenants that it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A

“ Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

Party B covenants that (1) it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A; and (2) it shall not use such multimedia message products in its own name, unless such use if for the purpose of this Agreement.”

Article 1. Content of Cooperation — Section 1.3 (in 2011)

“Party B agrees that during the period of cooperation, both Parties shall jointly explore the wireless ad business on the basis of the foregoing multimedia message products and a back charge pattern, the specific cooperation model of which shall be subject to a separate supplemental agreement of the Parties.”

		N/A— this article is deleted	N/A — this article is deleted

Article 1. Content of Cooperation — Section 1.3.1

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than thirty-one (31) tour presentations throughout the country.”

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than forty (40) tour presentations throughout the country.”

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site, organize activity, and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than fifty (50) tour presentations throughout the country.

In combination with the “GoTone Phoenix Current Affairs Forum” and in light of the current hot spots of the society, Party B shall conduct reading activities in collaboration with Party A and present ten thousand (1,000) gift books to Party A in support of the “GoTone Phoenix Current Affairs Forum” activity. The list of the books shall be determined by both Parties through negotiation.”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012	Cooperation Agreement 2013

Article 1. Content of Cooperation — Section 1.3.2

“Based on the blueprint of the limited-distribution edition of the ‘Phoenix Weekly’ which is distributed in the mainland area of China, Party B shall make available to Party A prior to the fifteenth (15th) date of each month Twenty Thousand (20,000) copies of the premium edition of the ‘Phoenix Weekly’, which edition shall contain all the contents of the third issue of the ‘Phoenix Weekly’ of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the ‘Phoenix Weekly’ of the then current month. Concurrently, Party B shall provided to Party A’s clients the electronic edition of the ‘Phoenix Weekly’ magazine for free, the realization of which to be determined by both Parties through negotiation.”

“Based on the blueprint of the limited-distribution edition of the ‘Phoenix Weekly’ which is distributed in the mainland area of China, Party B shall make available to Party A prior to the twenty fifth (25th) date of each month Twenty Thousand (20,000) copies of the premium edition of the ‘Phoenix Weekly’, which edition shall contain all the contents of the third issue of the ‘Phoenix Weekly’ of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the ‘Phoenix Weekly’ of the then current month.”

“Based on Party A’s demand and by incorporating information of both parties products and services and Party B’s media resources, Party B should develop and operate a customer-end product for Party A’s customer with information, service, sales and communication functions.”

Article 1. Content of Cooperation — Section 1.3.3

“In combination with the “GoTone Phoenix Current Affairs Forum” and in light of the current hot spots of the society, Party B shall conduct reading activities in collaboration with Party A and present ten thousand (1,000) gift books to Party A in support of the “GoTone Phoenix Current Affairs Forum” activity. The list of the books shall be determined by both Parties through negotiation.”

		N/A — This article remains the same as Cooperation Agreement 2011.	N/A — This article is moved to Article 1.3.1

Article 1. Content of Cooperation — Section 1.3.4

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 24 times a year), GoTone Phoenix Mobile Newspaper (no less than 60 times a year), 3g.ifeng.com (no less than 40 times a year), and Phoenix Mobile TV (a video application, no less than 35 times a year).”

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 30 times a year), and ifeng.com media services (鳳凰網媒體服務) no less than 150 times a year).”

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 32 times a year) and broadcast Party A’s selective Affairs Forum (no less than two periods).” This article is moved to Section 1.3.3

Article 1. Content of Cooperation — Section 1.3.5

“Party B shall set up for Party A a “GoTone VIP Current Affairs Forum”, a first-class channel, at www.ifeng.com and give extensive publicity to such channel and the activities thereof by using Phoenix website’s internal resources (Banner, Focus Picture, Text Link and etc.) and partners’ media resources.”

“Party B shall set up for Party A a “GoTone VIP Current Affairs Forum”, a first-class channel, at www.ifeng.com and give extensive publicity to such channel and the activities thereof by using Phoenix website’s internal resources (Banner, Focus Picture, Text Link and etc.) and partners’ media resources. Party B shall ensure average daily website hits of over 4,000,000 times. Party B shall, after editing the wording, pictures or videos from the Affairs Forum and after obtaining speakers’ approval, broadcast such information on the GoTone VIP Current Affairs Forum channel. Party B shall also set up a service and sales section in the relatively important spot in the website for Party A to promote Party A’s service in the long term, and broadcast and disseminate news coverage or videos of Party A.” As Section 1.3.4; Section 1.3.5 is deleted

Article 1. Content of Cooperation — Section 1.4.	“The term of cooperation between Party A and Party B shall commence on January 1, 2011 and end on December 31, 2011.”	“The term of cooperation between Party A and Party B shall commence on January 1, 2012 and end on December 31, 2012.”	“The term of cooperation between Party A and Party B shall commence on January 1, 2013 and end on December 31, 2013.”

Article 2. Contract Price; Terms and Method of Payment — Section 2.1

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2011 through December 31, 2011, while Party B shall provide Party A with free information products made during the period of November 1, 2010 through December 31, 2010. The total contract price hereof shall be Fifty-eight Million Eight Hundred Thousand Renminbi (RMB58,800,000)…”

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2012 through December 31, 2012. The total contract price hereof shall be Fifty-eight Million Eight Hundred Thousand Renminbi (RMB58,800,000)…”

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2013 through December 31, 2013. The total contract price hereof shall be Fifty-two Million Eight Hundred Thousand Renminbi (RMB52,800,000)…”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012	Cooperation Agreement 2013

Article 2. Contract Price; Terms and Method of Payment — Section 2.2

“Payment hereunder shall be made by Party A through wire transfer as described below:

In January 2011, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In September 2011, Party B shall issue to Party A an official invoice in the amount of Thirty-five Million Two Hundred and Eighty Thousand Renminbi (RMB35,280,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In January 2012, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer as described below:

In May  2012, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In September 2012, Party B shall issue to Party A an official invoice in the amount of Thirty-five Million Two Hundred and Eighty Thousand Renminbi (RMB35,280,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In January 2013, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer as described below:

In May 2013, Party B shall issue to Party A an official invoice in the amount of Ten Million Fifty Hundred and Sixty Thousand Renminbi (RMB10,560,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice;

In September 2013, Party B shall issue to Party A an official invoice in the amount of Thirty-one Million Six Hundred and Eighty Thousand Renminbi (RMB31,680,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice; and

Once the term of the cooperation ends and all of Party B’s obligations are completed, Party B shall issue to Party A an official invoice in the amount of Ten Million Five Hundred and Sixty Thousand Renminbi (RMB10,560,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within thirty (30) days of receiving such invoice.”

Article 3. Party A’s Rights and Obligations — Section 3.2

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange, mobile market subscription and download, and wireless ad business.”

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange and mobile market subscription download.”

N/A — This article remains the same as Cooperation Agreement 2012.

Article 3. Party A’s Rights and Obligations — Section 3.4

“With respect to the relevant supporting resources provided by Party B for free, Party A shall have the right to decide the manner in which such resources shall be used and the various costs and expenses of Party B in using such resources.”

		N/A — This article remains the same as Cooperation Agreement 2011.	“With respect to the relevant supporting resources provided by Party B for free, Party A shall have the right to decide the manner in which such resources shall be organized, designed and used.”

Article 4. Party B’s Rights and Obligations — Section 4.2

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

N/A — This article remains the same as Cooperation Agreement 2012.

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012	Cooperation Agreement 2013

Article 4. Party B’s Rights and Obligations — Section 4.3

“Party B covenants that the foregoing multimedia message products will be sold to Party A exclusively, for which products Party B will only provide content support, and that Party B will not sell such multimedia message products to or in collaboration with any third party other than Party A.”

N/A — this article remains the same as Cooperation Agreement 2011.

“Party B covenants that the foregoing multimedia message products will be sold to Party A exclusively, for which products Party B will only provide content support, and that Party B will not sell such multimedia message products to or in collaboration with any third party other than Party A and its affiliated companies”.

Article 8. Breach of Obligation — Section 8.6	“If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof.”	N/A — this article remains the same as Cooperation Agreement 2011.

“If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof, and bear all expenses thereof incurred.”

Article 4. Party B’s Rights and Obligations — Section 4.6

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within forty-eight (48) hours.”

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within eight (8) hours.”

N/A — this article remains the same as Cooperation Agreement 2012.

Article 13. Exhibits	N/A	Exhibit 1. Licensed Trademark Exhibit 2. Agreement of integrity and good faith

Exhibit 1. Licensed Trademark Exhibit 2. Trademark License Agreement, dated November 24, 2009, between Tianying Jiuzhou and Phoenix Satellite Television Trademark Limited Exhibit 3. Agreement of integrity and good faith